Exhibit 21.1

Subsidiaries of the Registrant

Subsidiaries	Place of Incorporation
Coforge SmartServe Ltd. (erstwhile NIIT SmartServe Limited)	India
Coforge Services Ltd (erstwhile NIIT Technologies Services Limited)	India
Coforge U.K. Ltd. (erstwhile NIIT Technologies Limited)	United Kingdom
Coforge Pte Ltd. (erstwhile NIIT Technologies Pte Limited)	Singapore
Coforge DPA Private Ltd. (erstwhile NIIT Incessant Private Limited)	India
Coforge GmbH(erstwhile NIIT Technologies GmbH)	Germany
Coforge Inc. (erstwhile NIIT Technologies Inc)	United States
Coforge Airline Technologies GmbH (erstwhile NIIT Airline Technologies GmbH)	Germany
Coforge FZ LLC( erstwhile NIIT Technologies FZ LLC)	Dubai
NIIT Technologies Philippines Inc	Philippines
Whishworks IT Consulting Private Limited, India	India
Coforge BV (erstwhile NIIT Technologies BV)	Netherlands
Coforge Limited (erstwhile NIIT Technologies Ltd)	Thailand
Coforge Technologies (Australia) Pty Ltd. (erstwhile NIIT Technologies Pty Ltd )	Australia
Coforge Advantage Go Limited (erstwhile NIIT Insurance Technologies Limited)	United Kingdom
Coforge S.A. (erstwhile NIIT Technologies S.A.)	Spain
Coforge BPM Inc. (erstwhile RuleTek LLC)	United States
Coforge DPA UK Ltd. (erstwhile Incessant Technologies. (UK) Limited)	United Kingdom
Coforge DPA Ireland Limited (erstwhile Incessant Technologies (Ireland) Ltd., (Ireland)	Ireland
Coforge DPA Australia Pty Ltd. (erstwhile Incessant Technologies (Australia) Pty Ltd.)	Australia
Coforge DPA NA Inc. USA (erstwhile Incessant Technologies NA Inc. )	United States
Whishworks Limited, UK	United Kingdom
Coforge SPÓŁKA Z OGRANICZONA ODPOWIEDZIALNOSCIA (erstwhile NIIT Technologies Spółka Z Ograniczona Odpowiedzialnoscia)	Poland
Coforge S.R.L., Romania (erstwhile NIIT TECHNOLOGIES S.R.L.)	Romania
Coforge A.B. Sweden (Erstwhile NIIT Technologies A.B.)	Sweden
Coforge SDN. BHD. Malaysia (Erstwhile NIIT Technologies SDN. BHD),	Malaysia
Coforge SpA	Chile
SLK Global Solutions Pvt Limited	India
SLK Global Philippines Inc	Philippines
SLK Global Solutions America Inc	United States
SLK Global North Carolina LLC	United States